Exhibit 99.16

Avocent Taps Leading IT Industry Executive Michael Borman as CEO

HUNTSVILLE, Ala.--(BUSINESS WIRE)--Avocent Corporation (NASDAQ: AVCT) today announced that its Board of Directors has named Michael J. Borman, 53, to serve as the Company’s Chief Executive Officer. He will start effective July 15, 2008, and was also elected as a member of the Company’s Board of Directors.

Mr. Borman most recently served as Vice President, Worldwide Sales, IBM Software Group, where he was responsible for annual revenues of over $15 billion and a sales force of over 15,000 people. His previous leadership roles at IBM included General Manager of the i-Series and p-Series server product lines as well as other executive positions in general management, including overseas assignments in Asia. Mr. Borman also served as President and Chief Operating Officer of Blue Martini Software.

“Mike brings with him a strong track record of execution and proven leadership ability,” said Ed Harper, Avocent’s Chairman of the Board and interim Chief Executive Officer. “During many in-depth conversations with Mike, we were impressed by his understanding of our business and the common vision we share in positioning the Company for long-term sustainable growth. We view this highly strategic appointment of Mike with his demonstrated ability to grow both software and hardware sales, his technical knowledge, and his proven ability to elicit support from all levels of channel distribution, as a crucial step in Avocent’s transformation in becoming a leader in IT Operations Management. Mike clearly has the ability to lead Avocent to the next stage. We are very pleased that Mike has chosen Avocent.”

“I am excited to be joining the outstanding talent at Avocent,” said Mr. Borman. “I look forward to working with the leadership team already in place to capitalize on Avocent’s innovative products and solutions and help the Company achieve its next phase of growth. Avocent has excellent opportunities to offer its premier customer base as well as new customers exciting new solutions to reduce costs and simplify their IT operations.”

Mr. Borman first joined IBM as a programmer in 1977 and held a variety of positions including Vice President of Worldwide Sales and Operations, Web Servers; Vice President, Small and Medium Business, North America; Director, Strategy for Asia Pacific and General Manager for Distribution and SMB for Asia Pacific. He holds an MBA from the Kellogg School – Northwestern University and a BS degree in Computer Science and Engineering from the University of Illinois.

Ed Harper, who is currently serving as interim Chief Executive Officer, will continue to serve as Chairman of the Board.

About Avocent Corporation

Avocent delivers IT infrastructure management solutions that reduce operating costs, simplify management and increase the availability of critical IT environments 24/7 via integrated, centralized in-band and out-of-band hardware and software solutions. Additional information is available at www.avocent.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements about new hardware and software products and sales growth from these products and the Company’s transformation in becoming a leader in IT Operations Management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to management changes and transition, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. These factors are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2008. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

CONTACT:
Avocent Corporation
Edward H. Blankenship, 256-217-1301
Senior Vice President of Finance
and Chief Financial Officer